EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 19, 2004 accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Xybernaut Corporation (the Company) on Form 10-K/A for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of the Company on Forms S-3 (File No. 333-68859, effective January 25, 1999, File No. 333-33940, effective April 25, 2000, File No. 333-40996, effective August 4, 2000, File No. 333-51974, effective January 12, 2001, File No. 333-60556, effective May 23, 2001, File No. 333-68832, effective November 15, 2001, File No. 333-74182, effective December 27, 2001, File No. 333-85188, effective April 22, 2002, File No. 333-92348, effective July 29, 2002, File No. 333-99041, effective September 19, 2002, File No. 333-101257, effective November 27, 2002, File No. 333-104223, effective May 6, 2003, File No. 333-106266, effective July 1, 2003, and File No. 333-109201, effective October 22, 2003) and on Form S-8 (File No. 333-94463, effective January 12, 2000, File No. 333-56814, effective March 9, 2001 and File No. 333-92344, effective July 12, 2002).



/s/ Grant Thornton LLP
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Vienna, Virginia
April 23, 2004